SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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LaCrosse Footwear, Inc.
(Name of Registrant as Specified in its Charter)

____________________________________________________________
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LACROSSE FOOTWEAR, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 4, 2004

To the Shareholders of
  LaCrosse Footwear, Inc.:

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of LaCrosse Footwear, Inc. will be held on Tuesday, May 4, 2004, at 11:00 A.M., Pacific Time, at LaCrosse Footwear, Inc., 18550 NE Riverside Parkway, Portland, Oregon, for the following purposes:

        1.     To elect three directors to hold office until the 2007 annual meeting of shareholders and until their successors are duly elected and qualified.

        2.     To consider and act upon a proposal to amend the LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan.

        3.     To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The close of business on March 3, 2004, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

        A proxy for the meeting and a proxy statement are enclosed herewith.

By Order of the Board of Directors LACROSSE FOOTWEAR, INC.
David P. Carlson Secretary

Portland, Oregon
April 1, 2004

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

LACROSSE FOOTWEAR, INC.
18550 NE Riverside Parkway
Portland, Oregon 97230

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 4, 2004

        This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of LaCrosse Footwear, Inc. (the “Company”) beginning on or about April 1, 2004, in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Tuesday, May 4, 2004, at 11:00 A.M., Pacific Time, at LaCrosse Footwear, Inc., 18550 NE Riverside Parkway, Portland, Oregon and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

        Execution of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

        A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the three persons nominated for election as directors referred to herein, FOR the proposed amendments to the LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan (the “Director Plan”), and on such other business or matters that may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors and the proposed amendments to the Director Plan, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

        Only holders of record of the Company’s common stock (the “Common Stock”) at the close of business on March 3, 2004, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 5,880,392 shares of Common Stock, each of which is entitled to one vote per share.

ELECTION OF DIRECTORS

        The Company’s By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect three directors to hold office until the 2007 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the three persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Votes will be tabulated by an inspector of election appointed by the Board.

        The following sets forth certain information, as of March 3, 2004, about the Board’s nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

Nominees for Election at the Annual Meeting

Terms expiring at the 2007 Annual Meeting

        George W. Schneider, 81, was elected to the Board of Directors of the Company’s predecessor in 1968 and was the principal investor and motivating force behind the management buyout of the Company’s predecessor in 1982. Since 1982, Mr. Schneider also has served as Chairman of the Board of the Company. Mr. Schneider’s background is in banking and real estate. He was the principal organizer of Bay Cities National Bank, Redondo Beach, California, and served as its Chairman of the Board from 1982 until the bank was acquired in December 1995. Mr. Schneider also served as a director and Vice Chairman of the Board of Directors of Little Company of Mary Health Systems, Little Company of Mary Hospital and San Pedro Peninsula Hospital for many years, but relinquished those positions in 1995.

        Joseph P. Schneider, 44, has served as a director of the Company since March 1999 and as President and Chief Executive Officer since August 2000. Prior thereto, Mr. Schneider served as Executive Vice President-Danner of the Company since May 1999, as President and Chief Executive Officer of the Company’s Danner, Inc. (“Danner”) subsidiary since October 1998, as Vice President of the Company since June 1996, as President and Chief Operating Officer of Danner since December 1997, as Executive Vice President and Chief Operating Officer of Danner since June 1996 and as Vice President–Retail Sales of the Company from January 1993 until June 1996. From 1985, when he joined the Company, until January 1993, Mr. Schneider held various sales management positions.

        Charles W. (Wally) Smith, 56, served as President and CEO of Recreational Equipment, Inc. (“REI”)(a national retailer of outdoor gear and clothing) for 17 years before retiring in February 2000. During his 35-year tenure with REI, Mr. Smith served in a variety of sales, operations and management positions including Senior Vice President Operations, Vice President Retail, and distribution manager. He was elected to the National Sporting Goods Association’s Sporting Goods Industry Hall of Fame in 2001, and was co-founder and first President of Outdoor Industry Conservation Alliance. Currently, Mr. Smith is a director of Lanoga Corp. Mr. Smith was recommended as a director nominee by the Company’s Chief Executive Officer.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” ALL NOMINEES.

Directors Continuing in Office

Terms Expiring at the 2005 Annual Meeting

        Richard A. Rosenthal, 71, has served as Vice Chairman of the Board of the Company since May 2000 and as a director of the Company since June 1990. Mr. Rosenthal was the Chief Executive Officer of Saint Joseph Bank Corporation from 1962 until 1986. Mr. Rosenthal was the Director of Athletics at the University of Notre Dame from 1987 until August 1, 1995. Mr. Rosenthal is a director of Advanced Drainage Systems, Inc. and Toefco Engineering, Inc., and is a member of the advisory board of CID Investment Partners and RFE Investment Partners.

        Stephen F. Loughlin, 51, has served as a director of the Company since November 2002. Mr. Loughlin is the Vice President of Finance for FEI Company (a manufacturer of production and analytical equipment for the semiconductor and data storage industries). Mr. Loughlin served as the acting Chief Financial Officer of FEI Company from 2001 to 2004. He also served as the Chief Financial Officer of RadiSys Corporation from 1999 until 2001.

Terms expiring at the 2006 Annual Meeting

        Luke E. Sims, 54, has served as a director of the Company since December 1985. Mr. Sims has been a partner in the law firm of Foley & Lardner LLP, Milwaukee, Wisconsin since 1984 and has been an attorney with such firm since 1976. Foley & Lardner LLP has acted as general counsel for the Company since 1982. Mr. Sims is a director of NAIC Growth Fund, Inc. and Wilson-Hurd Mfg. Co., and is a member of the President’s Council (advisory board) at Notre Dame Middle School, Inc.

        John D. Whitcombe, 48, has served as a director of the Company since March 1998. Mr. Whitcombe has been a partner in the law firm of Greenberg, Fields & Whitcombe, Torrance, California, since November 1994, and from 1992 until November 1994 he was a partner in the law firm of Whitcombe, Makin & Pentis. Mr. Whitcombe is a director of the Oarsmen Foundation and Little Company of Mary Hospital.

        George W. Schneider and Joseph P. Schneider are father and son. None of the other directors or executive officers are related to each other.

BOARD OF DIRECTORS

Independent Directors

        Of the seven directors currently serving on the Board of Directors, the Board has determined that Messrs. Loughlin, Rosenthal, Smith and Whitcombe are “independent directors” as defined in the listing standards of the Nasdaq National Market and that Messrs. Rosenthal, Loughlin and Whitcombe also meet the additional independence standards for Audit Committee members.

Committees

        The Board has standing Audit, Compensation, and Nominating and Governance Committees. The Board has adopted, and may amend from time to time, a written charter for each of the Audit, Compensation, and Nominating and Governance Committees. The Company makes available on its website at www.lacrossefootwearinc.com, free of charge, copies of each of these charters. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this Proxy Statement.

        The Audit Committee presently consists of Messrs. Rosenthal (Chairman), Loughlin and Whitcombe. The Board has determined that Mr. Loughlin qualifies as an “audit committee financial expert,” as defined by the Securities and Exchange Commission. The principal functions performed by the Audit Committee are to assist the Board in monitoring: the integrity of the Company’s financial statements; the independent auditor’s qualifications and independence; the performance of the Company’s internal audit function and independent auditors; and the Company’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority to appoint, retain, compensate and terminate the Company’s independent auditors and to approve the compensation paid to the independent auditors. The Audit Committee held six meetings in 2003.

        The Compensation Committee reviews and recommends to the Board the compensation structure for the Company’s directors, officers and other managerial personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation, and administers the Company’s 1993 Employee Stock Incentive Plan (the “1993 Plan”), 1997 Employee Stock Incentive Plan (the “1997 Plan”) and 2001 Stock Incentive Plan (the “2001 Plan,” and together with the 1993 Plan and 1997 Plan, the “Plans”). Messrs. Loughlin (Chairman), Whitcombe, Rosenthal and Sims are members of the Compensation Committee. The Compensation Committee held one meeting in 2003.

        The Board established the Nominating and Governance Committee in 2004. The principal functions performed by the Nominating and Governance Committee are: identifying individuals qualified to become directors and recommending to the Board candidates for all directorships to be filled by the Board of Directors or by the shareholders of the Company; identifying directors qualified to serve on the committees established by the Board and recommending to the Board members for each committee to be filled by the Board; and developing and recommending to the Board a set of corporate governance principles applicable to the Company. Since the Nominating and Governance Committee was established in 2004, it did not hold any meetings in 2003. Following the Annual Meeting, the Board will appoint three directors to serve on the Nominating and Governance Committee.

Nominations of Directors

        The Nominating and Governance Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Nominating and Governance Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee.

        In identifying and evaluating nominees for director, the Nominating and Governance Committee of the Board seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. The Nominating and Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. However, the Board believes that, to be recommended as a director nominee, each candidate must:

•	display the highest personal and professional ethics, integrity and values;

•	have the ability to exercise sound business judgment;

•	must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;

•	have relevant expertise and experience, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience;

•	be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

•	have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company's business.

        The Board also believes the following qualities or skills are necessary for one or more directors to possess:

•	At least one director should have the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission.

•	One or more of the directors generally should be active or former chief executive officers of public companies or leaders of major complex organizations, including commercial, scientific, government, educational and other similar institutions.

•	Directors should be selected so that the Board is a diverse body.

Communications with the Board of Directors

        Shareholders may communicate with the Board of Directors by writing to the Secretary of the Company at LaCrosse Footwear, Inc., c/o the Board of Directors (or, at the shareholder’s option, c/o a specific director), 18550 NE Riverside Parkway, Portland, Oregon 97230. The Secretary will ensure that this communication (assuming it is properly marked c/o the Board of Directors or c/o a specific director) is delivered to the Board of Directors or the specified director, as the case may be.

Meeting and Attendance

        The Board of Directors held five meetings in 2003. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board held in 2003 and (b) the total number of meetings held by all committees of the Board on which the director served during the period.

        Directors are expected to attend the Company’s annual meeting of shareholders each year. All of the current directors serving on the Board at the time of the Company’s 2003 annual meeting of shareholders attended that meeting.

Director Compensation

        Directors who are executive officers of the Company receive no compensation as such for service as members of either the Board or committees thereof. In 2003, directors who were not executive officers of the Company received an annual retainer of $12,500 (assuming four quarterly Board meetings), a pro rata fee in the event of a major special Board meeting, and a fee of $1,000 for each committee meeting attended if such meeting is held on a day other than a day on which a regular Board meeting was held (except that the fee payable for such a committee meeting was reduced to $500 if the meeting was one hour or less). For 2004, directors who are not executive officers of the Company will receive an annual retainer of $20,000 and a fee of $1,500 for each committee meeting attended, payable quarterly. Each director will also receive an allowance of $750 to purchase Company merchandise.

        On January 1, 2004, Messrs. Rosenthal, Sims and Whitcombe were each automatically granted an option to purchase 3,000 shares of Common Stock pursuant to the Company’s Director Plan, which options become exercisable in 20% increments over a five-year period from the date of grant. Currently under the Director Plan, each non-employee director automatically receives an option to purchase 3,000 shares of Common Stock on the first business day of January of each calendar year so long as the Director Plan remains in effect and a sufficient number of shares of Common Stock are available under the Director Plan.

        If the proposed amendments to the Director Plan are approved by the shareholders at the Annual Meeting, then, commencing on January 1, 2005, each non-employee director will automatically receive an option to purchase 5,000 shares of Common Stock upon first becoming a director and on the first business day of January of each calendar year. Any person who first becomes a non-employee director between January 1, 2004 and January 1, 2005 will automatically receive an option to purchase 3,000 shares of Common Stock upon the latter of first becoming a director or the date of the Annual Meeting. If the proposed amendments to the Director Plan are approved by shareholders at the Annual Meeting, then, on the date of the Annual Meeting, Mr. Smith, who first became a director after January 1, 2004, will automatically receive an option to purchase 3,000 shares of Common Stock.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board is composed of three directors, each of whom is independent as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee operates under a written charter, which is attached hereto as Appendix A.

        The Company’s management (“management”) is responsible for the Company’s internal controls and the financial reporting process, including the system of internal controls. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Communication With Audit Committees), as amended by SAS 89 and SAS 90.

        The Company’s independent auditors have provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence. The Committee considered whether the independent auditors provision of non-audit services is compatible with maintaining the independent auditors’ independence.

        The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and overall quality of the Company’s financial reporting.

        Based on the Audit Committee’s reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

        This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under such Acts.

LACROSSE FOOTWEAR, INC.
AUDIT COMMITTEE

Richard A. Rosenthal, Chairman
Stephen F. Loughlin
John D. Whitcombe

PRINCIPAL SHAREHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 3, 2004, by: (i) each director and nominee; (ii) each of the executive officers named in the Summary Compensation Table set forth below; (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (iv) each person or other entity known by the Company to own beneficially more than 5% of the Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)		Percent of Common Stock Beneficially Owned
George W. Schneider (2)	1,207,633	(2)	20.5%
Virginia F. Schneider (2)	1,207,633	(2)	20.5%
George W. and Virginia Schneider Trust (2)	1,155,634		19.7%
U.S. Bancorp and U.S. Bank, National Association (3)	470,163		8.0%
Joseph P. Schneider	285,744		4.8%
Luke E. Sims	71,400	(4)	1.2%
Richard A. Rosenthal	27,350		*
David P. Carlson	25,438		*
John D. Whitcombe	12,600		*
Stephen F. Loughlin	1,600		*
Charles W. Smith	15,000		*
All directors, nominees and executive
officers as a group (8 persons)	1,646,765		27.6%

* Denotes less than 1%.

(1)	Includes the following shares subject to stock options which are exercisable within 60 days of March 3, 2004: Joseph P. Schneider, 56,340 shares; Luke E. Sims, 3,600 shares; Richard A. Rosenthal, 3,600 shares; John D. Whitcombe, 3,600 shares; David P. Carlson, 22,438 shares; and Stephen F. Loughlin, 600 shares; and all directors, nominees and executive officers as a group, 90,178 shares.

(2)	Shares of Common Stock reported as beneficially owned by George W. Schneider and Virginia F. Schneider include (a) 1,155,634 shares which are deposited in the George W. and Virginia F. Schneider Trust U/A dated September 1, 1987 over which Mr. and Mrs. Schneider, as co-trustees, have shared voting and investment power and (b) 51,999 shares which are held by a charitable foundation in which Mr. and Mrs. Schneider are trustees (Mr. and Mrs. Schneider disclaim beneficial ownership of these 51,999 shares). The address of George W. and Virginia F. Schneider is 18550 NE Riverside Parkway, Portland, Oregon 97230. The address of the George W. and Virginia F. Schneider Trust U/A dated September 1, 1987 is P.O. Box 71, Redondo Beach, California 90277.

(3)	The information is based on Amendment Number 6 to a report on Schedule 13G, dated January 30, 2004, filed by U.S. Bancorp and its subsidiary, U.S. Bank, National Association, with the Securities and Exchange Commission. U.S. Bank, National Association reported beneficial ownership of only 470,163 shares, or 8.00%. The address of U.S. Bancorp and U.S. Bank, National Association is 800 Nicollet Mall, Minneapolis, Minnesota 55402.

(4)	Includes 18,000 shares held of record by Mr. Sims’ wife for the benefit of their three children.

EXECUTIVE COMPENSATION

Summary Compensation Information

        The following table sets forth certain information concerning the compensation earned in each of the last three fiscal years by the Company’s Chief Executive Officer and each of the Company’s other most highly compensated executive officers whose total cash compensation exceeded $100,000 in the fiscal year ended December 31, 2003. The persons named in the table are sometimes referred to herein as the “named executive officers.”

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Awards	Payouts
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)	Securities Underlying Stock Options(#)	Long-Term Incentive Compensation Payouts($)	All Other Compensation($)
George W. Schneider	2003	$13,000	$15,000	$--	--	$--	6,743	(2)
Chairman of the Board	2002	13,000	--	--	--	--	6,723
	2001	13,000	--	--	--	--	10,148
Joseph P. Schneider	2003	256,923	150,058	--	30,000	--	7,237	(3)
President and Chief	2002	259,000	--	--	23,350	--	7,504
Executive Officer	2001	205,000	--	--	25,000	--	53,272
David P. Carlson	2003	180,192	77,411	--	20,000	--	6,428	(4)
Executive Vice President	2002	151,538	--	--	15,000	--	5,246
And Chief Financial Officer	2001	140,000	46,958	--	7,813	--	5,286

(1)	Certain personal benefits provided by the Company and its subsidiary to the named executive officers are not included in the table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such executive officer’s salary and bonus in each respective year.

(2)	Includes $6,551 for term life insurance premiums and a $192 matching contribution under the Company’s 401(k) Plan.

(3)	Includes $2,094 for 2003 Company discretionary profit sharing contribution under the Company’s 401(k) Plan, $1,121 for term life insurance premiums and a $4,022 matching contribution under the Company’s 401(k) Plan.

(4)	Includes $2,005 for 2003 Company discretionary profit sharing contribution under the Company’s 401(k) Plan, $1,371 for term life insurance premiums and a $3,052 matching contribution under the Company’s 401(k) Plan.

Stock Options

        The Company has in effect the 1993 Plan, the 1997 Plan and the 2001 Plan pursuant to which options to purchase Common Stock may be granted to officers and other key employees of the Company and its subsidiary. The following table presents certain information as to grants of stock options made during 2003 to Joseph P. Schneider and David P. Carlson. No options were granted to George W. Schneider in 2003.

Option Grants in 2003 Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (1)
Name	Number of Securities Underlying Options Granted(#)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	At 0% Annual Growth Rate	At 5% Annual Growth Rate	At 10% Annual Growth Rate
Joseph P. Schneider	30,000	(2)	15.4%	$2.58	01/02/2013	0	$48,676	$123,356
David P. Carlson	20,000	(2)	10.3%	$2.58	01/02/2013	0	32,451	82,237

(1)	This presentation is intended to disclose the potential value which would accrue to the optionee if the option were exercised the day before it would expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of the Common Stock.

(2)	The options (which are nonstatutory options for purposes of the Internal Revenue Code) were granted on January 2, 2003, and became or will become exercisable in 20% increments on the anniversary of the date of grant in January 2004, 2005, 2006, 2007 and 2008.

        The following table sets forth information regarding the fiscal year-end value of unexercised options held by the named executive officers. There were no stock options exercised by named executive officers during 2003.

2003 Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the- Money Options at Fiscal Year-End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph P. Schneider	38,970	36,380	$78,565	$320,160
David P. Carlson	12,275	18,538	30,796	183,375

(1)	The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year-end, respectively.

Retirement Plan

        The Company’s Retirement Plan (the “Salaried Plan”) covers a portion of the salaried employees of the Company. The table set forth below illustrates the estimated annual benefits payable as a single life annuity upon retirement pursuant to the current Salaried Plan formula for various levels of compensation and years of service, assuming retirement after attainment of age 65 during 2004.

Pension Plan Table

Average Annual	Years of Service
Compensation	15	20	25	30	35
$100,000	$12,750	$17,000	$21,250	$25,500	$29,750
125,000	15,938	21,250	26,563	31,875	37,188
150,000	19,125	25,500	31,875	38,250	44,625
175,000	22,313	29,750	37,188	44,625	52,063
200,000	25,500	34,000	42,500	51,000	59,500
225,000	28,688	38,250	47,813	57,375	66,938

        The Salaried Plan is a qualified noncontributory plan that provides for fixed benefits to participants and their survivors in the event of normal (age 65) or early (age 55) retirement.

        Compensation covered by the Salaried Plan is a participant’s total remuneration, including salary and bonus, as shown in the Summary Compensation Table, but excluding deferred compensation and fringe and welfare benefits. Benefits are based on a participant’s average monthly compensation for the 60 consecutive calendar months of the 120 calendar months preceding termination of employment for which his or her compensation was the highest. Under the Salaried Plan, only compensation up to the limits imposed by the Internal Revenue Code is taken into account. Benefits are not subject to any deduction for Social Security or other offset amounts. The number of credited years of service under the Salaried Plan for each of the named executive officers as of December 31, 2003 are as follows: Mr. G. Schneider, 22 years and Mr. J. Schneider, 13 years. Pursuant to the terms of the Salaried Plan, Mr. G. Schneider began receiving benefits in 1994.

        The Company froze the Salaried Plan, effective as of August 30, 2002, such that participants will not accrue any additional benefits regardless of any increases in their compensation or completion of additional years of credited service after such date. Participants are fully vested in their accrued benefits under the Salaried Plan as of August 30, 2002, which are based upon their then average monthly compensation and years of credited service.

Report on Executive Compensation

        The Compensation Committee of the Board is responsible for all aspects of the Company’s compensation package offered to its corporate officers, including the named executive officers. The Compensation Committee prepared the following report:

        The Company’s executive compensation program is designed to link to the corporate performance. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company’s success in meeting specified performance goals. The overall objectives of this strategy are to attract and retain outstanding executive talent and to motivate these executives to achieve aggressive goals linked to the Company’s business strategy and provide a compensation package that recognizes individual contributions as well as overall business results.

        During the last quarter of 2001, the Company completed a report with respect to compensation issues. A regional consulting group was retained to generate this report. This consultant group analyzed corporate compensation programs and assessed and compiled information that benchmarked compensation based on industry, organizational size, and geographic location. The result of this study has presented a structure and the framework towards providing market-competitive executive compensation for the Company, with the key elements of base salary, incentive compensation, and the issuance of grants of stock options.

        Base Salaries. Base salaries are initially determined by evaluating the responsibilities of the position, the experience of the individual and the salaries for comparable positions in the competitive marketplace. Base salary levels for the Company’s executive officers are generally positioned at market competitive levels for comparable positions in footwear and apparel companies of similar size. In determining annual salary adjustments for executive officers, the Compensation Committee considers various factors including the individual’s performance and contribution, competitive salary increase levels provided by the marketplace, the relationship of an executive officer’s salary to the market competitive levels for comparable positions, and the Company’s performance. The Compensation Committee, where appropriate, also considers nonfinancial performance measures including improvements in product quality, relations with customers, suppliers and employees. Nonfinancial measures used for executive officers are determined on a case-by-case basis and the Compensation Committee does not assign any specific weight to any one of these factors.

        Incentive Compensation. The Company’s executive officers are eligible for annual incentive compensation. For 2003, executive officers were eligible for incentive compensation based on financial performance. Financial performance, for purposes of determining incentive compensation, was based 75% on operating profit and 25% on targeted inventory turns. For the 2003 incentive compensation plan year, executive officers received 77% of their eligible incentive compensation. A similar incentive compensation plan will be in place for 2004.

        Stock Options. The Company’s 1993 Plan, 1997 Plan and 2001 Plan are designed to encourage and create ownership of Common Stock by key executives, thereby promoting a close identity of interests between the Company’s management and its shareholders. The Plans are designed to motivate and reward executives for long-term strategic management and the enhancement of shareholder value. The Compensation Committee determined that annual stock option grants to the Company’s key employees, including key executive officers, is consistent with the Company’s best interest and the Company’s overall compensation program.

        In determining the number of stock options to be granted, the Compensation Committee considers a variety of factors, including the executive’s level of responsibility, relative contributions to the Company and existing level of ownership of Common Stock. Consideration is also given to an executive’s potential for future responsibility and contributions to the Company, as well as the aggregate number of stock options proposed to be granted with a view towards ensuring that aggregate compensation for Company executives is appropriate. Stock options are granted with an exercise price equal to the market value of the Common Stock on the date of grant. Stock options granted in 2003 vest and become exercisable in 20% increments over a five-year period from the date of grant. Vesting schedules are designed to encourage the creation of shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years and the executive remains in the employ of the Company.

        The Board, acting on the recommendation of the Compensation Committee, granted stock options during 2003 to key employees under the Plans, which provides annual grants of stock options to key employees.

        Section 162(m) Limitation. The Company anticipates that all 2003 and 2004 compensation to executives will be fully deductible under Section 162(m) of the Internal Revenue Code. Therefore, the Compensation Committee determined that a policy with respect to qualifying compensation paid to executive officers for deductibility is not necessary.

LACROSSE FOOTWEAR, INC.
COMPENSATION COMMITTEE

Stephen F. Loughlin, Chairman
Richard A. Rosenthal
Luke E. Sims
John D. Whitcombe

Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are identified above. Luke E. Sims is a partner in the law firm of Foley & Lardner LLP, Milwaukee, Wisconsin, which has served as general counsel for the Company since 1982.

PERFORMANCE INFORMATION

        The following graph compares on a cumulative basis changes since December 31, 1998, in (a) the total shareholder return on the Common Stock with (b) the total return on the Nasdaq Market Index and (c) the total return on the Media General Financial Services Textile-Apparel Footwear/Accessories Industry Group Index (the “MG Industry Group Index”). Such changes have been measured by dividing (a) the sum of (i) the amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the price per share at the end of and the beginning of the measurement period, by (b) the price per share at the beginning of the measurement period. The graph assumes $100 was invested on December 31, 1998 in Common Stock, the Nasdaq Market Index and the MG Industry Group Index.

[PERFORMANCE GRAPH OMITTED]

	December 31, 1998	December 31, 1999	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003
LaCrosse Footwear, Inc.	$100.00	$49.48	$34.77	$35.61	$28.93	$87.57
MG Industry Group Index	100.00	136.38	143.87	141.39	139.44	203.43
Nasdaq Market Index	100.00	176.37	110.86	88.37	61.64	92.68

PROPOSAL TO AMEND THE
2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

General

        The LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan (the “Director Plan”) was initially adopted by the Board and approved by the shareholders in 2001. The Board has unanimously adopted amendments to the Director Plan contingent upon shareholder approval of the proposed amendments at the Annual Meeting. In the event that this proposal is not approved by the shareholders at the Annual Meeting, none of the proposed amendments to the Director Plan will be effected and the Director Plan (except for the proposed amendments recent adopted by the Board as described below) will remain in full force and effect.

        As of the record date for the Annual Meeting, an aggregate of 39,000 shares of Common Stock were subject to outstanding awards under the Director Plan and 61,000 shares remained available for the granting of new awards under the Director Plan.

        The following summary description of proposed amendments and the Director Plan, as proposed to be amended, is qualified in its entirety by reference to the full text of the Director Plan that is attached to this Proxy Statement as Appendix B including all changes that this proposal would effect if approved by the Company’s shareholders at the Annual Meeting.

        The proposed amendments to the Director Plan provide that on the first business day of January of each calendar year, beginning January 1, 2005, each non-employee director of the Company will automatically be granted an option to purchase 5,000 shares of Common Stock. Directors were previously granted an option to purchase 3,000 shares of Common Stock. In addition, the proposed amendments provide that any person who first becomes a new non-employee director after January 1, 2004, but prior to January 1, 2005, will automatically receive an option to purchase 3,000 shares of Common Stock upon the latter of first becoming a director or the date of the Annual Meeting, and any person who first becomes a new non-employee director after January 1, 2005 will automatically receive an option to purchase 5,000 shares of Common Stock upon first becoming a director.

        These amendments are proposed to encourage greater stock ownership by non-employee directors, and to allow the Company to attract and retain persons of exceptional competence to serve on the Company’s Board of Directors. The Board believes that the annual grant of an option to purchase Common Stock to non-employee directors is an effective way to provide the non-employee directors increased incentive and personal interest in the success of the Company.

Purpose

        The purpose of the Director Plan is to promote the long-term growth and financial success of the Company. The Director Plan is intended to secure for the Company and its shareholders the benefits of the long-term incentives inherent in increased common stock ownership by members of the Board who are not employees of the Company or its subsidiaries. It is intended that the Director Plan will induce and encourage highly experienced and qualified individuals to serve on the Board and assist the Company in promoting a greater identity of interest between the non-employee directors and the shareholders of the Company.

Administration

        The Director Plan is intended to meet the “formula” plan requirements of Rule 16b-3 (or any successor provision thereto) adopted under the Exchange Act and accordingly is intended to be self-governing.

        The Director Plan will be administered by the Board. The Board may delegate part or all of its administrative powers with respect to the Director Plan. Subject to the express provisions of the Director Plan, the Board’s determinations and interpretations with respect thereto shall be final and conclusive.

Awards under the Director Plan; Shares Available

        The Director Plan provides for the grant to non-employee directors of the Company nonstatutory stock options, which do not qualify for special income tax treatment under the Internal Revenue Code. The maximum number of shares of Common Stock which may be acquired upon the exercise of options granted under the Director Plan is 100,000, subject to adjustment to prevent dilution in certain cased describe below. If any options granted under the Director Plan terminate, expire or are canceled prior to the delivery of all of the shares issuable thereunder, then such shares shall again be available for the granting of additional options under the Director Plan. If the exercise price of any option granted under the Director Plan is satisfied by tendering shares, only the number of shares issued net of the shares tendered shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Director Plan. Any shares delivered pursuant to the exercise of options granted under the Director Plan may be either authorized and unissued shares of Common Stock or treasury shares held by the Company.

Terms of Awards

        Under the Director Plan, as amended, on the first business day of January of each calendar year, beginning January 1, 2005, each non-employee director of the Company will automatically be granted an option to purchase 5,000 shares of Common Stock. Directors were previously granted an option to purchase 3,000 shares of Common Stock. In addition, the Director Plan, as amended, provides that any person who first becomes a new non-employee director after January 1, 2004, but prior to January 1, 2005, will automatically receive an option to purchase 3,000 shares of Common Stock upon the latter of first becoming a director or the date of the Annual Meeting, and any person who first becomes a new non-employee director after January 1, 2005 will automatically receive an option to purchase 5,000 shares of Common Stock upon first becoming a director. The option exercise price per share of Common Stock subject to the options granted under the Director Plan will be 100% of the fair market value of a share of Common Stock on the date the option is granted. The options granted under the Director Plan will be nonstatutory stock options, which do not qualify for special income tax treatment under the Internal Revenue Code. Options granted to a non-employee director will have a term of ten years from the date the option is granted.

        Options granted under the Director Plan cannot be exercised prior to the first anniversary of the date of grant and thereafter may only be exercised with respect to twenty percent (20%) of the shares subject to such options on and after the first anniversary of the date of grant, with respect to forty percent (40%) of the shares on a cumulative basis on and after the second anniversary of the date of grant, with respect to sixty percent (60%) of the shares on a cumulative basis on and after the third anniversary of the date of grant, with respect to eighty percent (80%) of the shares on a cumulative basis on and after the fourth anniversary of the date of grant, and in full on and after the fifth anniversary of the date of grant.

        The purchase price for shares of Common Stock acquired upon exercise of options under the Director Plan may be paid in cash, by delivery of securities of the Company having a fair market value on the date of exercise equal to the option exercise price or by delivery to the Company of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the option exercise price. No shares of Common Stock will be issued under the Director Plan until full payment therefor has been made.

        If a non-employee director ceases being a director of the Company for any reason other than his or her voluntary decision to resign or to not stand for reelection as director, then all rights to exercise options granted under the Director Plan will become immediately exercisable, and the non-employee director will have the right to exercise the options within 24 months after the date of termination; provided, however, that no option shall be exercisable after the expiration of the term of that option. If a non-employee director voluntarily resigns or decides to not stand for reelection as director (in either case, prior to reaching age 70), then the director may exercise options granted under the Director Plan, to the extent the options are exercisable at the time of termination, for a period of three months, but in no event after the expiration of the term of that option. Except as otherwise provided by the Board, options granted under the Director Plan are not transferable otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the non-employee director only by him or her.

Capital Adjustments

        In the event of a capital adjustment resulting from a dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other similar corporate transaction that affects shares of Common Stock, the Board may, in such manner as it deems equitable, adjust the aggregate number and type of shares available under the Director Plan and that thereafter may be made subject to options, the number and type of shares subject to outstanding options and/or the exercise price for shares subject to each outstanding option.

Amendment and Termination

        The Director Plan will terminate on December 11, 2010, unless sooner terminated as provided thereunder. The Board may at any time amend, alter, suspend, discontinue or terminate the Director Plan. Termination of the Director Plan shall not affect the rights of non-employee directors with respect to options previously granted to them, and all unexpired options shall continue in force and effect after termination of the Director Plan, except as they may lapse or be terminated by their own terms and conditions. Any amendment to the Director Plan will become effective when adopted by the Board, unless specified otherwise. Rights and obligations under any option granted before any amendment of the Director Plan will not be materially and adversely affected by amendment of the Director Plan, except with the consent of the director who holds the option.

Certain Federal Income Tax Consequences

        The grant of a stock option under the Director Plan will create no income tax consequences to the non-employee director or the Company. A non-employee director who is granted a nonstatutory stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock acquired at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the non-employee director, the Company may lose all or a portion of such deduction if any of the options granted do not qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be long-term capital gain or loss if the Common Stock has been held for more than one year from the date of exercise.

Equity Compensation Plan Information

The following table provides information about the Company’s equity compensation plans as of December 31, 2003.

Plan category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(2)
Equity compensation plans
approved by security holders	457,094	$4.14	431,770
Equity compensation plans not
approved by security holders	--	--	--

Total	457,094	$4.14	431,770

(1)	Represents options to purchase the Company’s Common Stock granted under the Company’s 1993 Employee Stock Incentive Plan (the “1993 Plan”), 1997 Employee Stock Incentive Plan (the “1997 Plan”), 2001 Stock Incentive Plan (the “2001 Plan”) and 2001 Non-Employee Director Stock Option Plan (the “Director Plan”).

(2)	Includes 70,770 shares of the Company’s Common Stock available for issuance under the 1997 Plan; 300,000 shares of the Company’s Common Stock available for issuance under the 2001 Plan; and 61,000 shares of the Company’s Common Stock available for issuance under the Director Plan.

Future Awards

        Currently under the Director Plan, each non-employee director automatically receives an option to purchase 3,000 shares of Common Stock on the first business day of January of each calendar year. If the proposed amendments to the Director Plan are approved by the shareholders, commencing on January 1, 2005, each non-employee director will automatically receive an option to purchase 5,000 shares of Common Stock upon first becoming a director and then on the first business day of January of each calendar year thereafter so long as the Director Plan remains in effect and a sufficient number of shares of Common Stock are available under the Director Plan. Any person who first becomes a new non-employee director after January 1, 2004, but prior to January 1, 2005, will automatically receive an option to purchase 3,000 shares of Common Stock upon the latter of first becoming a director or the date of the Annual Meeting.

        On March 9, 2004, the last reported sale price per share of the Common Stock on The Nasdaq National Market was $8.03.

Vote Required

        Assuming a quorum is present, the proposed amendments to the Director Plan will be approved if the number of votes cast in favor of the proposed amendments exceed the number of votes cast opposing the proposed amendments. Any shares of Common Stock not voted at the Annual Meeting with respect to the Director Plan (whether as a result of broker non-votes, abstentions or otherwise) will have no impact on the vote. In the Event the Director Plan, as amended, is not approved by the shareholders at the Annual Meeting, the Director Plan (except for the proposed amendments recently adopted by the Board as described above) will remain in full force and effect.

        THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENTS TO THE DIRECTOR PLAN AND URGES EACH SHAREHOLDER TO VOTE “FOR” THE PROPOSED AMENDMENTS TO THE DIRECTOR PLAN. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE PROPOSED AMENDMENTS TO THE DIRECTOR PLAN.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended December 31, 2003, all its directors and executive officers complied with the Section 16(a) filing requirements.

MISCELLANEOUS

Independent Auditors

        McGladrey & Pullen, LLP acted as the independent auditors for the Company in 2003 and such firm will be similarly appointed to act in 2004. Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Independent Auditors’ Fees

        In connection with the fiscal years ended December 31, 2003 and 2002, McGladrey & Pullen, LLP and its related entity RSM McGladrey, Inc., provided various audit and non-audit services to the Company and billed the Company for these services as follows:

a)	Audit Fees. Fees for audit services totaled $228,406 and $217,628 in 2003 and 2002, respectively, including fees with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q.

b)	Audit Related Fees. Fees for audit-related services totaled $9,786 and $9,820 in 2003 and 2002, respectively. These services related to responding to technical and accounting questions and the related research.

c)	Tax Fees. Fees for tax services, including preparation of the corporate income tax returns and related filings and other tax compliance assistance, totaled $27,305 and $30,497 in 2003 and 2002, respectively.

d)	All Other Fees. There were no other services provided by McGladrey & Pullen, LLP, not included above, in either 2003 or 2002.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors on a case-by-case basis. In connection with the approval of the annual Audit Services and related fees, the audit committee also pre-approves certain Audit-Related fees relating to the independent auditor responding to and researching technical accounting questions and other matters related to the financial statements under audit. All of the services provided by the independent auditor during 2003 and 2002, including services related to the Audit-Related fees and Tax Fees, have been approved by the audit committee under its pre-approval process. The Audit Committee has considered whether the provision of the Audit-Related Fees, Tax Fees and All Other Fees was compatible with maintaining the independence of McGladrey & Pullen, LLP and determined that such services did not adversely affect the independence of McGladrey & Pullen, LLP.

Shareholder Proposals

        Proposals which shareholders of the Company intend to present at and have included in the Company’s proxy statement for the 2005 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must be received by the Company by the close of business on December 2, 2004. Additionally, if the Company receives notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to raise at the 2005 annual meeting of shareholders but do not intend to have included in the Company’s proxy statement for such meeting) after February 15, 2005, the persons named in proxies solicited by the Board of Directors of the Company for the 2005 annual meeting of shareholders may exercise discretionary voting power with respect to such proposal.

Other Matters

        The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

By Order of the Board of Directors LACROSSE FOOTWEAR, INC.
Date: April 1, 2004	David P. Carlson Secretary

APPENDIX A

LACROSSE FOOTWEAR, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Purpose:

The Audit Committee (the “Committee”) shall assist the Board in oversight and monitoring of (1) the integrity of the Company’s financial statements and public disclosure, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications, performance, and independence.

Reports:

The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the annual proxy statement, and in accordance with other rules.

The Committee will report to the full Board regularly on the Committee’s activities.

Membership:

The Committee will consist of three (3) members of the Board of Directors.

1.	Each member will be an independent director as defined by the Commission and rules of the Nasdaq National Market (“Nasdaq”).

2.	Each member will be able to read and understand fundamental financial statements, as required by the rules of Nasdaq.

3.	At least one member will be a “financial expert” in accordance with the rules of Nasdaq and the Commission.

The Audit Committee and the Audit Committee Chairman shall be appointed by and may be replaced by the Board.

Meetings:

The Committee will meet at least four (4) times per year on a quarterly basis, or more frequently as circumstances require. The Committee will meet periodically with senior management, the Company’s independent auditor, in separate executive sessions. The Committee may request any officer or employee of the Company, or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Authority and Responsibility:

The Committee will have the sole authority to select, evaluate, appoint, and replace the independent auditors and shall approve in advance all audit engagement fees and terms on all non-audit engagement with the independent auditors.

The Committee will have the authority, to the extent it deems necessary, to retain special legal, accounting, or other consultants to advise the Committee. LaCrosse Footwear Inc. will provide the funding, as determined by the Committee, for payment of compensation to the independent auditors and to any advisors employed by the Committee.

The Committee will receive and discuss a report from the independent auditors at least annually regarding:

1.	The independent auditors’ internal quality-control procedures.

2.	Any material issues raised by the most recent quality-control review of the independent auditors, or any inquiry or investigation by governmental professional authority, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any issues.

The Committee will review and discuss the scope and plan of the independent audit.

The Committee will evaluate the qualifications, performance, and independence of the independent auditors, including whether the provision of non-audit services is compatible with the maintaining the auditors’ independence. This shall include a review and discussion for the annual communications as to the independence delivered by the independent auditors (Independence Standards Board Standard No. 1 –“Independence Discussions with Audit Committees”). The Committee will present its conclusions to the Board, and recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditors, if so determined by the Committee.

The Committee will recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditors which guidelines shall meet the requirements of the law and listing standards.

Processes and Controls:

•	Review and discuss with management and the independent auditors the annual audited financial statements, including the disclosures made in the “Management Discussion and Analysis (MD&A).

•	Review and discuss with the management and the independent auditors, the Company’s quarterly financial statements prior to filing its Form 10-Q, including the results of the auditors’ reviews of the quarterly financial statements.

•	Discuss generally the Company’s earnings press releases, as well as financial information and any earnings guidance provided to analysts and ratings agencies to the extent required by law or listing standards.

•	Review periodically the Company’s financial reporting processes and disclosure controls and processes, based upon consultation with the Company’s management and auditors.

•	Review periodically the adequacy and effectiveness of the Company’s internal control policies and procedures based upon consultation with the Company’s management and auditors.

•	Discussion of the guidelines and policies governing the process by which the management responsible for risk management assess and manage the Company’s exposure to risk, as well as the Company’s financial risk exposures and the steps management has taken to monitor and control such exposures, based upon consultation with the Company’s management and auditors.

•	Review and discuss periodically reports from the auditors on certain:

Critical accounting policies and practices used,

Alternative treatments of financial information within generally accepted accounting principles (GAAP),

Other material written communications between the auditors and management, such as any management letter and the Company’s response to such letter, and difficulties encountered in the course of audit work, including any restrictions on the scope or access to information, any significant disagreements with management, and communications between the audit team and the audit firm’s national office with respect to difficult auditing or accounting issues presented by the engagement,

•	Discuss with the independent auditors the matters required by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

•	Review and discuss with management and the auditors, at least annually:

•	Developments and issues with respect to reserves

•	Regulatory and accounting initiatives, as well as off-balance sheet structures

•	Accounting policies used, specifically those which management is required to exercise judgment or discretion and the implications.

Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Review and approve all related party transactions.

Review and approve the Company’s code of ethics for senior financial officers.

Review the Committee’s own charter, structure, processes, and membership requirements.

Review periodically with management, including legal counsel, and the auditors, any correspondence with, or actions by, regulators or governmental agencies, and any material legal affairs and compliance with applicable laws and listing standards.

Minutes:

The Committee will maintain written minutes of the meetings, which minutes will be filed with the minutes of the meetings of the Board.

Compensation:

Members of the Committee will receive fees, if any, for their service as Committee members as may be determined by the Board. Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of any committee thereof. The Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

Delegation of Authority:

The Committee may, to the extent permitted by the applicable law, rules of Nasdaq and the SEC, and the Restated Articles of Incorporation of LaCrosse Footwear, Inc. and By-Laws of LaCrosse Footwear, Inc., as amended to date, delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, that such pre-approval decision is presented to the full Committee at a scheduled meeting.

Limitation of Audit Committee’s Role:

The Audit Committee has the responsibilities and powers as described in this Charter. Management is responsible for the financial reporting process, the preparation of financial statements in accordance with generally accepted accounting principles, the system of internal controls, and procedures and policies to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent auditors are responsible for auditing the financial statements. The Audit Committee’s responsibility is to monitor and review these processes and procedures described above. The Audit Committee may apply reasonable materiality standards to all of its activities.

APPENDIX B

LACROSSE FOOTWEAR, INC.
2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

Section 1.   Establishment

        LACROSSE FOOTWEAR, INC. (the “Company”) hereby establishes a stock option plan for non-employee directors, as described herein, which shall be known as the “LACROSSE FOOTWEAR, INC. 2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN” (the “Plan”). It is intended that only nonstatutory stock options may be granted under the Plan.

Section 2.   Purpose

        The purpose of the Plan is to promote the long-term growth and financial success of the Company. The Plan is intended to secure for the Company and its shareholders the benefits of the long-term incentives inherent in increased common stock ownership by members of the Board who are not employees of the Company or its Affiliates. It is intended that the Plan will induce and encourage highly experienced and qualified individuals to serve on the Board and assist the Company in promoting a greater identity of interest between the Non-employee Directors and the shareholders of the Company.

Section 3.   Definitions

        The following terms shall have the respective meanings set forth below, unless the context otherwise requires:

        (a)     “Affiliate” shall mean any corporation, partnership, joint venture, or other entity in which the Company holds an equity, profit, or voting interest of more than fifty percent (50%).

        (b)     “Board” shall mean the Board of Directors of the Company.

        (c)     “Code” shall mean the Internal Revenue Code of 1986, as amended.

        (d)     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (e)     “Fair Market Value per Share” shall mean for any day the average of the high and low sales prices for a Share in the over-the-counter market, as reported by the Nasdaq Stock Market on the business day immediately preceding such day, or, if there were no trades of Shares on such business day, on the most recent preceding business day on which there were trades. If Shares are not listed or admitted to trading on the Nasdaq Stock Market when the determination of fair market value is to be made, Fair Market Value per Share shall be the mean between the highest and lowest reported sales prices of Shares on that date on the principal exchange on which the Shares are then listed. If the Shares are not listed on any national exchange, Fair Market Value per Share shall be the amount determined in good faith by the Board to be the fair market value of a Share at the relevant time.

        (f)     “Non-employee Director” shall mean a member of the Board who is not an employee of the Company or any Affiliate.

        (g)     “Shares” shall mean shares of common stock of the Company, $.01 par value per share, and such other securities or property as may become subject to Options pursuant to an adjustment made under Section 11 of the Plan.

Section 4.   Effective Date of the Plan

        The effective date of the Plan is the date of its adoption by the Board, December 11, 2000, subject to the approval and ratification of the Plan by the shareholders of the Company, and any and all awards made under the Plan prior to such approval shall be subject to such approval.

Section 5.   Shares Available for Options

        Subject to adjustment in accordance with the provisions of Section 11, the number of Shares which may be issued pursuant to the Plan shall not exceed 100,000. Such Shares may be authorized and unissued Shares or treasury shares. If, after the effective date of the Plan, any Options terminate, expire or are canceled prior to the delivery of all of the Shares issuable thereunder, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Option, to the extent of any such termination, expiration or cancellation, shall again be available for the granting of additional Options under the Plan. If the exercise price of any Option granted under the Plan is satisfied by tendering Shares (by either actual delivery or by attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

Section 6.   Plan Operation

        (a)    Formula Plan. The Plan is intended to meet the “formula” plan requirements of Rule 16b-3 (or any successor provision thereto), as interpreted, adopted under the Exchange Act and accordingly is intended to be self-governing.

        (b)    Administration. The Plan shall be administered by the Board. The Board may, by resolution, delegate part or all of its administrative powers with respect to the Plan. The Board shall have all of the powers vested in it by the terms of the Plan, such powers to include the authority, within the limits prescribed herein, to establish the form of the agreement embodying grants of Options made under the Plan. The Board shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable, such administrative decisions of the Board to be final and conclusive. Except to the extent prohibited by applicable law, the Board may authorize any one or more of their numberor the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board.

Section 7. Nonstatutory Stock Option Awards to Non-employee Directors

        (a)    Eligibility. Non-employee Directors shall automatically be granted Options under the Plan in the manner set forth in this Section 7 for no cash consideration. A Non-employee Director may hold more than one Option under the Plan in his or her capacity as a Non-employee Director of the Company, but only on the terms and subject to the conditions set forth herein. All options granted to Non-employee Directors pursuant to the Plan shall be nonstatutory stock options which do not qualify for special tax treatment under Code Sections 421 or 422.

        (b)    Grants.

(i) Initial Grant. Any person who first becomes a new Non-Employee Director after January 1, 2004, but prior to January 1, 2005, shall be granted an option (an “Option”) to purchase three thousand (3,000) Shares under the Plan upon the latter of first becoming a Non-Employee Director or May 4, 2004. Any person who first becomes a new Non-Employee Director on or after January 1, 2005 shall be granted an Option to purchase five thousand (5,000) Shares under the Plan upon first becoming a Non-Employee Director.

(ii) Annual Grants. On the first business day of January in each of 2001, 2002, 2003 and 2004, each Non Employee Director at such time shall be granted an Option to purchase three thousand (3,000) Shares under the Plan. On the first business day of January 2005 and on the first business day of January in each calendar year thereafter so long as the Plan remains in effect and a sufficient number of Shares are available under the Plan, each Non employee Director at such time shall be granted an Option to purchase five thousand (5,000) Shares under the Plan.

(iii) Terms. The price per Share of the Company’‘s common stock which may be purchased upon exercise of an Option shall be one hundred percent (100%) of the Fair Market Value per Share on the date the Option is granted. Such exercise price shall be subject to adjustment as provided in Section 11 hereof. The term of each Option granted to a Non employee Director shall be for ten (10) years from the date of grant, unless terminated earlier pursuant to the provisions of Section 9 hereof.

        (c)    Option Agreement. Each Option granted under the Plan shall be evidenced by a written agreement in such form as the Board shall from time to time adopt. Each agreement shall be subject to, and incorporate, by reference or otherwise, the applicable terms of the Plan.

        (d)    Option Period. No Option shall be granted under the Plan after the tenth anniversary of the effective date of the Plan. However, the term of any Option theretofore granted may extend beyond such date. Options shall automatically be granted to Non-employee Directors under the Plan only for so long as the Plan remains in effect and a sufficient number of Shares are available hereunder for the granting of such Options.

        (e)    Vesting. Except as otherwise provided in Section 9 hereof, an Option cannot be exercised prior to the first anniversary of the date of grant and thereafter may only be exercised with respect to twenty percent (20%) of the Option Shares on and after the first anniversary of the date of grant, with respect to forty percent (40%) of the Option Shares on a cumulative basis on and after the second anniversary of the date of grant, with respect to sixty percent (60%) of the Option Shares on a cumulative basis on and after the third anniversary of the date of grant, with respect to eighty percent (80%) of the Option Shares on a cumulative basis on and after the fourth anniversary of the date of grant and in full on and after the fifth anniversary of the date of grant.

Section 8. Exercise of Option

        An Option may be exercised, subject to limitations on its exercise and the provisions of Section 9, from time to time, only by (i) providing written notice of intent to exercise the Option with respect to a specified number of Shares; and (ii) payment in full to the Company of the exercise price at the time the Option is exercised (except that, in the case of an exercise under paragraph (iii) below, payment may be made as soon as practicable after the exercise). Payment of the exercise price may be made:

(i) in cash or by certified check,

(ii) by delivery to the Company of Shares which shall have been owned for at least six (6) months and have a Fair Market Value per Share on the date of surrender equal to the exercise price, or

(iii) by delivery (including by fax) to the Company or its designated agent of a properly executed exercise notice together with irrevocable instructions to a broker to sell or margin a sufficient portion of the Option Shares and promptly deliver to the Company the sale or margin loan proceeds required to pay the exercise price.

Section 9.   Effect of Termination of Membership on the Board

        The right to exercise an Option granted to a Non-employee Director shall be limited as follows, provided the actual date of exercise is in no event after the expiration of the term of the Option:

        (a)     If a Non-employee Director ceases being a director of the Company for any reason other than the reason identified in subparagraph (b) of this Section 9, the Options become immediately exercisable upon such date of termination and the Non-employee Director shall have the right to exercise the Options within twenty-four (24) months after such termination without regard to the vesting restrictions of Section 7(e), subject to the condition that no Option shall be exercisable after the expiration of the term of the Option; and

        (b)     If a Non-employee Director ceases being a director of the Company due to the director’s voluntary decision to resign or voluntary decision not to stand for reelection to the Board, in either case prior to reaching age 70, the Non-employee Director may exercise the Options, to the extent they were exercisable at the time of termination, for a period of three (3) months after such termination of service, but in no event beyond the expiration of the term of the Options.

Section 10.    Transferability of Options

        The Options and rights under the Options are not assignable, alienable, saleable or transferable by a Non-employee Director otherwise than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Non-employee Director only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative, except that a Non-employee Director may, to the extent allowed by the Board and in a manner specified by the Board, (a) designate in writing a beneficiary to exercise the Option after the Non-employee Director’s death; and (b) transfer any Option.

Section 11.   Capital Adjustment Provisions

        In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event (individually referred to as “Event” and collectively referred to as “Events”) affects the Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Options under the Plan; (ii) the number and type of Shares subject to outstanding Options; and (iii) the exercise price with respect to any Option (collectively referred to as “Adjustments”); provided, however, that Options subject to grant or previously granted to Non-employee Directors under the Plan at the time of any such Event shall be subject to only such Adjustments as shall be necessary to maintain the proportionate interest of the Non-employee Directors and preserve, without exceeding, the value of such Options

Section 12.   Amendment and Termination of the Plan

        The Plan shall terminate on December 11, 2010, unless sooner terminated as herein provided. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan. Termination of the Plan shall not affect the rights of Non-employee Directors with respect to Options previously granted to them, and all unexpired Options shall continue in force and effect after termination of the Plan, except as they may lapse or be terminated by their own terms and conditions. Any amendment to the Plan shall become effective when adopted by the Board, unless specified otherwise. Rights and obligations under any Option granted before any amendment of this Plan shall not be materially and adversely affected by amendment of the Plan, except with the consent of the person who holds the Option, which consent may be obtained in any manner that the Board deems appropriate.

Section 13.   General Provisions

        (a)    Other Compensation. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements for Non-employee Directors, and such arrangements may be either generally applicable or applicable only in specific cases.

        (b)    Rights of Directors. The grant of an Option to a Non-employee Director pursuant to the Plan shall confer no right on such Non-employee Director to continue as a director of the Company. Except for rights accorded under the Plan, Non-employee Directors shall have no rights as shareholders with respect to Shares covered by any Option until the date of issuance of the stock certificates to the Non-employee Director and only after such Shares are fully paid. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock is issued.

        (c)    Securities Laws. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

        (d)    Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Wisconsin and applicable federal law.

        (e)    Miscellaneous. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

LACROSSE FOOTWEAR, INC.
2004 ANNUAL MEETING OF SHAREHOLDERS
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints George W. Schneider, Richard A. Rosenthal and Joseph P. Schneider, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of LaCrosse Footwear, Inc. held of record by the undersigned on March 3, 2004, at the annual meeting of shareholders to be held on May 4, 2004, and any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the election of the Board’s nominees.

LACROSSE FOOTWEAR, INC. 2004 ANNUAL MEETING

1.	ELECTION OF DIRECTORS:	1 - George W. Schneider	[_]	FOR all nominees listed to the left (except as	[_]	WITHHOLD AUTHORITY to vote for
	Terms expiring at the	2 - Joseph P. Schneider		specified below).		all nominees listed to the left.
	2007 Annual Meeting	3 - Charles W. (Wally) Smith

2.	TO APPROVE THE PROPOSED AMENDMENTS TO THE COMPANY'S	[_]	FOR	[_]	AGAINST	[_]	ABSTAIN
2001 NON-EMPLOYEE DIRECTOR STOCK OPTION

(Instructions: To withhold authority to vote for any indicated nominee, write the
number(s) of the nominee(s) in the box provided to the right.)	[____________________________________________________________________________________]

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

	Date ______________________, 2004	NO. OF SHARES
Check appropriate box
Indicate changes below:
Address Change? [_]	Name Change? [_]	[____________________________________________________________________________________]

LaCrosse Footwear, Inc. automatically posts all earnings announcements and press	[_]	I would like to continue receiving Quarterly Shareholder Mailings releases on its corporate website at www.lacrossefootwearinc.com immediately following release. If you would like to receive this information by mail, please indicate at right. We will update our records annually, per our record date established for the annual meeting of shareholders

Signature(s) in Box
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other
[____________________________________________________________________________________]	authorized officer. If a partnership, please sign in partnership name by authorized person.